CARDERO RESOURCE CORP.

2005 ANNUAL GENERAL MEETING	Notice of Annual General Meeting of Shareholders Management Information Circular
Place:	Port of Hong Kong Suite, 3rd Floor Renaissance Vancouver Hotel Harbourside 1133 West Hastings Street Vancouver, British Columbia
Time:	2:00 p.m.
Date:	Friday, April 15, 2005

CARDERO RESOURCE CORP.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of CARDERO RESOURCE CORP. (hereinafter called the “Company”) will be held in the Port of Hong Kong Suite, at the Renaissance Vancouver Hotel Harbourside, 3rd Floor, 1133 West Hastings Street, Vancouver, British Columbia on Friday, the 15th day of April, 2005, at the hour of 2:00 p.m. (local time), for the following purposes:

1.

To receive the report of the president to the shareholders;

2.

To receive the audited consolidated financial statements  of the Company for the fiscal year ended October 31, 2004 (with comparative statements relating to the preceding fiscal period) together with the report of the Auditors thereon;

3.

To appoint auditors and to authorize the directors to fix their remuneration;

4.

To determine the number of directors at four;

5.

To elect directors;

6.

To consider and, if thought fit, to approve:

a.

a special resolution to remove the application of the Pre-existing Company Provisions, as defined in the Business Corporations Act (British Columbia);

b.

a special resolution to alter the Company’s share structure to an unlimited number of common shares without par value; and

c.

a special resolution to approve new articles for the Company;

all as more particularly described in the accompanying Information Circular;

7.

To consider and, if thought fit, to pass an ordinary resolution providing the required annual approval to the Company’s Stock Option Plan, as more particularly described in the accompanying Information Circular; and

8.

To transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

Accompanying this Notice is the President’ Report referred to in item 1 above, as well as the Company’s audited consolidated financial statements for the fiscal year ended October 31, 2004 and related Management Discussion & Analysis, an Information Circular dated March 15, 2005, a form of Proxy and an Financial Statement Request Form. The accompanying Information Circular provides information relating to the matters to be addressed at the meeting and is incorporated into this Notice.

Shareholders are entitled to receive notice of and vote at the meeting either in person or by proxy.  Those who are unable to attend the meeting are requested to read, complete, sign, date and mail the enclosed form of proxy in accordance with the instructions set out in the proxy and in the Information Circular accompanying this Notice. Please advise the Company of any change in your mailing address.

DATED at Vancouver, British Columbia, this 15th day of March, 2005.

BY ORDER OF THE BOARD
“Henk Van Alphen” (signed)
HENK VAN ALPHEN, President & Director